Exhibit 10.55

LOAN AGREEMENT

by and between

ALEXANDER’S REGO SHOPPING CENTER, INC.,

a Delaware corporation,

as Borrower

and

U.S. BANK NATIONAL ASSOCIATION,

a national banking association,

as Bank

Dated as of March 10, 2009

EXHIBITS

EXHIBIT A	LEGAL DESCRIPTION AND PERMITTED ENCUMBRANCES
EXHIBIT B	SCHEDULE OF MORTGAGES AND ASSIGNMENTS
EXHIBIT C	RENT ROLL
EXHIBIT D	ACCOUNT NUMBERS

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of March 10, 2009, by and between ALEXANDER’S REGO SHOPPING CENTER, INC., a Delaware corporation (the “Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Bank” or “US Bank”), as lender.

Borrower has requested that the Bank provide the Loan (as hereinafter defined) to Borrower in the principal sum of up to $78,245,641.77 for the purpose of re-financing existing indebtedness on the Project (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Loan to be made by Bank pursuant to this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS:

For purposes of this Agreement, the following terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

“Affiliate”: Any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement”: This Loan Agreement, including any amendments hereof and supplements hereto executed by Borrower and the Bank.

“Amended and Restated Note”: That certain Amended and Restated Promissory Note of even date herewith in the original principal amount of the Loan from Borrower payable to the order of Bank.

“Anti-Terrorism Laws”: Any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Law administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

“Assignment of Leases”: that certain Assignment of Leases and Rents dated the date hereof from Borrower in favor of Bank with respect to the Loan.

“Blocked Person”: As that term is defined in Section 4.22 below.

“Borrower”: Shall have the meaning assigned said term in the introductory paragraph hereof.

“Business Day”: Any day other than a Saturday, a Sunday, or a legal holiday on which Bank is not open for business.

“Cash Collateral”: Shall have the meaning set forth in the Pledge Agreement.

“Closing Date”: March 10, 2009.

“Code”: The Internal Revenue Code of 1986, as amended.

“Default”: Any event which, with the giving of notice to Borrower or the lapse of time, or both, would constitute an Event of Default.

“Default Rate”: The lesser of four percent (4%) per annum in excess of the Loan Rate or the maximum lawful rate of interest which may be charged, if any.

“Deposit”: Means $78,245,641.77 cash, in readily available funds, deposited by Borrower initially into the Noninterest-bearing Transaction Account to serve as cash collateral for the Loan.

“Deposit Account”: Means the Noninterest-bearing Transaction Account and/or Interest-bearing Investment Account, as the case may be, in which Funds are on deposit from time to time.

“Deposit Rate”: Shall mean a floating rate per annum equal to the Federal Funds Rate minus twenty-five (25) basis points; provided, that in no event shall the Deposit Rate be less than zero percent (0%).

“Equipment”: All furniture, fixtures, equipment and personal property owned by Borrower and located or to be located in or on, and used in connection with the management, maintenance or operation of, the Land and the Improvements.

“Event of Default”: An Event of Default specified in Section 6.1 hereof.

“Existing Mortgage”: That certain Amended, Restated and Consolidated Mortgage and Security Agreement dated May 12, 1999 by and between Mortgagor and The Chase Manhattan Bank, recorded on June 7, 1999 in Reel 5263, Page 2302, in the Office of the City Register of the City of New York, Queens County, and assigned to State Street Bank and Trust Company, as Trustee for the Registered Holders of Chase Manhattan Bank-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass Though Certificates Series, 1999-1, pursuant to an Assignment of Mortgages dated October 10, 2000 and recorded November 22, 2000 in Reel 5727, Page 0118 in the Office of the City Register of the City of New York, Queens County, which consolidates a certain Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995, recorded on March 30, 1995 in Reel 4097, Page 746 in the Office of the City Register of the City of New York, Queens County and a certain Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995 and recorded on March 30, 1995 in Reel 4097, Page 780 in the Office of the City Register of the City of New York, Queens County to for a single lien in the amount of $82,000,000.00, which consolidated mortgages and assignments thereof are set forth on Exhibit

B attached hereto, securing the Existing Note, and assigned on or about the date hereof to US Bank.

“Existing Mortgage Assignment”: An assignment of the Existing Mortgage in favor of Bank, in recordable form, duly executed by the holder of the Existing Mortgage

“Existing Note”: That certain Amended, Restated and Consolidated Promissory Note dated May 12, 1999, in the original principal amount of $82,000,000 from Borrower originally payable to The Chase Manhattan Bank, and assigned on or about the date hereof to US Bank.

“Existing Note Allonge”: An Allonge to the Existing Note payable to the order of Bank, in form reasonably acceptable to Bank, endorsing, assigning and setting over the Existing Note to Bank.

“Existing Survey”: That certain ALTA/ACSM Survey of the Land entitled: Rego Park Borough of Queens, County of Queens, State of New York Tax Map Section 12, Block 2084, Lot 101” prepared by Gerald T. O’Buckley Land Surveyors, dated April 20th, 1999.

“Federal Funds Rate”: For any day, the rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day; provided (i) if such day is not a business day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding business day as so published on the next succeeding business day, and (ii) if no such rate is so published on such next succeeding business day, the Federal Funds Rate for such day shall be the average rate charged to Bank on such day on such transactions as determined by Bank; provided, further that in no event shall the Federal Funds Rate, as used herein, be less than zero percent (0%).

“FDIC”: The Federal Deposit Insurance Corporation, a body politic.

“Fiscal Year”: The period of January 1 of any year through December 31 of such calendar year.

“Funds”: Shall have the meaning set forth in Section 2 of the Pledge Agreement.

“GAAP”: Generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the audited financial statements delivered to Bank pursuant to Article V. Whenever any accounting term is used herein and is not otherwise defined, it shall be interpreted in accordance with GAAP.

“Good Faith Indemnity”: The Good Faith Indemnity and Guaranty Agreement of even date herewith executed by Borrower and Indemnitor, including any amendments thereof and supplements thereto executed by Borrower, Indemnitor and Bank.

“Governmental Authority”: means any court, board, agency, commission, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Governmental Requirements”: All laws, statutes, codes, ordinances, and governmental rules, regulations and requirements of a Governmental Authority applicable to Borrower, Bank or the Project, including without limitation environmental laws, and the requirements of the Americans with Disabilities Act of 1990, as amended, and all regulations thereunder, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Project or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Project or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Improvements”: The buildings and improvements presently located on the Land.

“Indemnitor”: Alexander’s, Inc., a Delaware corporation.

“Indemnity”: The Indemnification Agreement of even date herewith executed by Borrower and Indemnitor, including any amendments thereof and supplements thereto executed by Borrower and Bank.

“Interest-bearing Investment Account”: Means a money market account at Bank, mutually acceptable to Borrower and Bank, which shall at all times be a balance sheet liability of Bank and not a custodial account, and having the Account Number set forth on Exhibit D hereto, as amended from time to time; provided that any Interest-bearing Investment Account shall pay interest at the Deposit Rate.

“Land”: Certain property commonly known as 96-05 Queens Boulevard, Queens Boulevard, New York, and more specifically described on Exhibit A, attached hereto and made a part hereof by this reference.

“Land Records”: The Office of the City Register of the City of New York, Queens County.

“Loan”: The loan in the maximum aggregate principal amount of $78,245,641.77.

“Loan Documents”: The documents described in Section 2.2 of this Agreement, and any other documents which evidence, secure and/or govern the Loan, including, but not limited to, this Agreement, the Note, the Mortgage, the Pledge Agreement, the Indemnity, the Assignment of Leases, the Good Faith Indemnity and any amendments thereof and supplements thereto executed by Borrower and the parties thereto.

“Loan Party(ies)”: Borrower and Indemnitor.

“Loan Rate”: A fixed rate per annum equal to seventy-five basis points (.75%); provided, however, that for that portion of the Loan which is equal to the dollar amount of the Funds which are invested in an Interest-bearing Investment Account, from time to time, the Loan Rate shall be a floating rate per annum equal to the Federal Funds Rate, in effect from time to time, plus fifty (50) basis points.

“Material Adverse Occurrence”: Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration or governmental investigation or proceeding) which Bank shall determine, acting as a commercially reasonable secured lender, is likely to impair the ability of Borrower or Indemnitor to perform its obligations as and when required under any of the Loan Documents.

“Maturity Date”: March 10, 2012.

“Mortgage”: That certain Amended and Restated Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents of even date herewith, executed by Borrower in favor of Bank to secure the Loan, and which amends and restates, in its entirety, the Existing Mortgage, including any amendments or modifications thereof and supplements thereto by Borrower and Bank.

“Noninterest-bearing Transaction Account”: Shall mean the non-interest bearing deposit account, as contemplated by 12 CFR Part 370, maintained by US Bank and having the Account Number set forth on Exhibit D hereto, as amended from time to time.

“Note”: That certain Amended and Restated Promissory Note dated of even date herewith, which amends and restates in its entirety the Existing Note, of even date herewith, executed and delivered by Borrower to Bank to evidence the Loan,

“Organizational Documents”: Means, for any entity, the documents pursuant to which such entity has been formed and by which it is governed, including, in the case of a corporation, its articles of organization or certificate of incorporation and its bylaws; in the case of a partnership, its agreement of partnership and certificate of limited partnership, if applicable; in the case of a limited liability company, its certificate or articles of organization and operating agreement; and in the case of a trust, its declaration of trust.

“Permitted Encumbrances”: The liens, charges and encumbrances on title to the Land listed on Exhibit A hereto, and any others accepted by Bank, in advance of recordation.

“Permitted Transfers”: Shall mean and include: (i) such easements, covenants and restrictions as Borrower determines to be necessary or desirable in connection with the operation of the Project (as to which Bank shall cooperate in entering into reasonable subordination agreements with respect thereto at Borrower’s request); (ii) Leases; (iii) so long as the Cash Collateral is on deposit in the Deposit Account, transfers by Indemnitor of equity interests in Borrower to a Person (other than a Blocked Person), provided that Indemnitor retains a degree of control over Borrower’s business and affairs; and (iv) transfers of equity interests in Borrower to Affiliates of Borrower or Indemnitor.

“Person”: An individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Pledge Agreement”: That certain Cash Pledge Agreement of even date herewith from Borrower to Bank for the benefit of Bank, including any amendments thereof and supplements thereto

“Project”: The Land, the Improvements and the Equipment.

“Protective Advance”: All necessary costs and expenses (including attorneys’ fees and disbursements) incurred by Bank in order to remedy an Event of Default under the Loan Documents, which Event of Default, by its nature, may interfere with the enforceability or enforcement of the Loan Documents, or otherwise materially impair the payment of the Loan (including, without limitation, foreclosure costs, costs of collection, costs incurred in bankruptcy proceedings and other costs incurred in enforcing any of the Loan Documents.

“Regulation D”: Regulation D (or any substitute regulations) of the Board of Governors of the Federal Reserve System (or any successor thereto), together with all amendments from time to time thereto.

“Related Party”: Any one or more of the following: (a) Indemnitor, or (b) an Affiliate of Borrower or Indemnitor or (c) any of the partners, members or other equity holders of Borrower, Indemnitor or any Affiliate thereof.

“Security Interest”: Any lien, pledge, mortgage, encumbrance, charge or security interest of any kind whatsoever (including, without limitation, the lien or retained security title of a conditional vendor) whether arising under a security instrument or as a matter of law, judicial process or otherwise or the agreement by Borrower or any of its Subsidiaries to grant any lien, security interest or pledge, mortgage or encumber any asset.

“Subsidiary”: Any corporation or other entity of which more than 50% of the outstanding capital stock or interests having ordinary voting power to elect a majority of the board of directors or the board of governors or otherwise to control the activities of such entity (irrespective of whether or not at the time other class or classes of the equity of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by Borrower or by Indemnitor and one or more of their respective Subsidiaries, or by one or more other Subsidiaries.

“TAG Program”: The Transaction Account Guarantee Program component of the FDIC Temporary Liquidity Guarantee Program, 12 CFR Part 370.

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

LOAN

•          Principal. Simultaneously herewith and subject to the terms and conditions hereof, Bank has made an advance to Borrower in the amount of $78,245,641.77 as further evidenced by the Note. The entire principal balance of the Note shall mature and be payable at the Maturity Date.

•          Interest. Borrower shall pay to Bank interest on the Note computed at the Loan Rate. In the event that the interest and/or charges in the nature of interest, if any, provided for by this Agreement or by any other Loan Document, shall contravene a legal or statutory limitation applicable to the Loan, if any, Borrower shall pay only such amounts as would legally be permitted; provided, however, that if the defense of usury and all similar defenses are unavailable to Borrower, Borrower shall pay all amounts provided for herein. If, for any reason, amounts in excess of the amounts permitted in the foregoing sentence shall have been paid, received, collected or applied hereunder, whether by reason of acceleration or otherwise, then, and in that event, any such excess amounts shall be applied to principal, unless principal has been fully paid, in which event such excess amount shall be refunded to Borrower.

Interest shall accrue on the Loan from and after the date the Loan is advance by the Bank to Borrower. Interest on the Note computed at the Loan Rate shall be payable, as accrued, on the first day of each calendar month, commencing on the first day of the next calendar month following the calendar month in which the Loan is made hereunder, and all unpaid, accrued interest shall be paid in full at the time the Loan is paid in full. Interest computed at the Loan Rate shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid. If the Loan has not been repaid on or before the Maturity Date or if an Event of Default occurs pursuant to this Agreement or any other Loan Document, then the entire unpaid balance of the Loan shall (without notice to or demand upon Borrower) become due and payable on said date, together with all unpaid, accrued interest thereon, and with interest computed at the Default Rate from and after that date until the Loan is paid in full. Interest at the Default Rate shall be payable on the first day of each calendar month or on demand, at Bank’s option.

In the event that Borrower fails to make any required payment of principal or interest on the Note (other than the balloon payment at the Maturity Date) on or before the tenth (10th) day following the due date thereof, Borrower shall pay to each Bank, in addition to interest at the Default Rate, a late payment charge equal to four percent (4%) of the amount of the overdue payment, for the purpose of reimbursing such Bank for a portion of the expense incident to handling the overdue payment. This late charge shall apply individually to all payments past due and there will be no daily prorated adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Bank may have including the right to declare the entire unpaid principal and/or interest immediately due and payable. Borrower agrees that the “late charge” is a provision for liquidated damages and represents a fair and reasonable estimate of the damages Bank will incur by reason of the late payment considering all circumstances known to Borrower and Bank on the date hereof. Borrower further agrees that proof of actual damages will be difficult or impossible.

•	Prepayment.

(a)       From the Closing Date to and including June 10, 2009, the unpaid principal balance of the Note may not be prepaid.

(b)       After June 10, 2009, the unpaid principal balance of the Note and accrued interest thereon may be prepaid in full or in part, without premium or penalty (except as provided in Section 1.4 hereof), after at least three (3) Business Days’ prior written notice from Borrower to Bank of the date of prepayment, either through (i) the payment by Borrower to Bank of immediately available federal funds (other than the Funds) sufficient to reduce the then outstanding principal balance of the Loan in full or in part, or (ii) so long as no Event of Default shall have occurred and be continuing, application of all or a portion of the Funds then on deposit in the Deposit Account to the then outstanding principal balance of Loan. In the event that Borrower shall fail to provide such three (3) Business Days’ notice when required herein, Bank will charge, and Borrower shall pay, additional interest on the amount prepaid, at the Loan Rate through the date three (3) Business Days after the date of prepayment. No Bank shall be obligated hereunder or under any of the other Loan Documents to re-advance to Borrower any sums prepaid by Borrower, whether prepaid voluntarily or involuntarily. In connection with any prepayment of the Loan in full, Bank shall cooperate in assigning the Note and Mortgage as contemplated by the defeasance clause of the Mortgage, that being the last grammatical paragraph of the Mortgage.

•          Bank Losses. Except for a failure caused by Bank’s default, Borrower shall indemnify Bank and/or any of the Bank against any loss or expense which Bank may sustain or incur as a consequence of (a) any failure of Borrower to make any payment when due of any amount due hereunder, (b) any prepayment of the Loan, other than as permitted hereunder, or (c) the occurrence of any Event of Default. Bank shall provide to Borrower a statement, signed by an officer of Bank, explaining any such loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence which, in the absence of manifest error, shall be conclusive and binding on Borrower.

•          Payments. All payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under the Loan Documents payable to Bank shall be made, without deduction, set off, or counterclaim, in immediately available funds not later than 2:00 o’clock p.m., Eastern time on the dates due, to Bank at the office specified by it from time to time, except as otherwise specifically provided in this Agreement. Funds received on any day after 2:00 o’clock p.m., Eastern time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees. Borrower authorizes Bank to charge any of Borrower’s accounts maintained at Bank for the amount of any payment or prepayment on the Note or other amount owing pursuant to any of the other Loan Documents.

•          Application of Payments. All payments received by Bank for application to the principal, interest, fees, costs and expenses due to Bank shall be applied in the following order: (i) first, to any fees, costs and expenses due to Bank hereunder; (ii) second, to any unpaid interest then due to the Bank hereunder; and (iii) third, to the unpaid principal balance of the Note.

CONDITIONS OF BORROWING

Bank shall not be required to make Loan until the pre closing requirements, conditions and other requirements set forth below have been completed and fulfilled to the reasonable satisfaction of Bank, at Borrower’s sole cost and expense.

•          Pre Closing Requirements. On or prior to the date of closing of the Loan, Borrower shall provide to Bank each of the following, in form and substance acceptable to Bank:

(a)     A copy of the Existing Survey

(b)     The Environmental Reports.

(c)       A certificate of liability insurance showing Bank as an Additional Insured, together with an Additional Insured Endorsement, and a certificate of property and casualty insurance indicating that coverage is in place.

(d)       A copy of Borrower’s Organizational Documents, certified as true, correct and complete by an officer of Borrower authorized to do so, together with (i) a current certificate of good standing from the jurisdiction in which Borrower was organized (and from the jurisdiction in which the Land is located, if different from the jurisdiction in which Borrower was organized), and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(e)       A copy of Indemnitors Organizational Documents, certified as true, correct and complete by an officer of Borrower authorized to do so, together with (i) a current certificate of good standing from the jurisdiction in which Indemnitor was organized, and (ii) resolutions and/or consents of those parties necessary to authorize the transaction contemplated hereby.

(f)        A flood zone certification from a consultant acceptable to Bank indicating that the Project is not located in a flood plain or any other flood-prone area as designated by any governmental agency; provided, however, that if the Project is so located, Borrower shall provide proof of flood insurance to Bank.

(g)       Borrower shall have established the Noninterest-bearing Transaction Account and shall have made the Deposit with Bank.

(h)       The Existing Note Allonge, together with originals or certified copies of the Existing Note.

(i)        The Existing Mortgage Assignment, together with originals or certified copies of the Existing Mortgage.

(j)        All such other agreements, documents and/or exhibits which may be required, in Bank’s judgment, to assure compliance with the requirements of this Agreement.

•          Loan Documents. On or prior to the date of closing of the Loan, Borrower shall execute and deliver (or cause to be executed and delivered) to Bank the following documents in quantity, form and substance acceptable to Bank and to its counsel, to evidence and secure the Loan:

(a)       The Note.

(b)      The Mortgage.

(c)       A first security interest in all Equipment and in all of Borrower’s intangible property relating to the Project, created and evidenced by a security agreement (which is incorporated within the Mortgage) and perfected by appropriate Uniform Commercial Code financing statements.

(d)     The Assignment of Leases and Rents.

(e)       The Indemnity executed by Borrower and Indemnitor, pertaining to compliance with Environmental Law.

(f)      The Pledge Agreement executed by Borrower in favor of the Bank.

(g)      The Good Faith Indemnity

(h)       Such other ancillary documents as Bank may reasonably require to evidence and secure the Loan.

Bank may designate which of the Loan Documents are to be filed and/or placed of record, the order of filing and/or recording thereof, and the offices in which the same are to be filed and/or recorded. Borrower shall pay all filing, documentary, recording and/or registration taxes and/or fees, if any, due upon the Loan Documents.

•          Opinion of Borrower’s Attorneys. Bank shall have received from outside counsel for Borrower and Indemnitor a current written opinion, in form and substance acceptable to Bank, addressed to Bank.

•          Evidence of Recording. Bank shall have received from outside counsel to the Borrower evidence, reasonably satisfactory to Bank, that the Existing Mortgage has been duly recorded and that the Existing Mortgage Assignment and the Mortgage have been executed and delivered to the title company for recording, with all recording fees and expenses paid, and that no exceptions title to the Project are shown of record other than Permitted Encumbrances, which may be in the form of a certificate of title or title bring down Chicago Title Insurance Company or another reputable, nationally recognized title insurer, reasonably acceptable to Bank..

•          Satisfaction of Closing Conditions. Bank’s making of the advance at the closing of the Loan shall constitute its agreement that Borrower has satisfied the above requirements of this Article II.

ADVANCES OF LOAN PROCEEDS

•          General. The Loan will be advanced in a single advance by Bank for the benefit of Borrower in accordance with the terms and conditions set forth in this Article III. All monies advanced by the Bank pursuant to this Agreement shall constitute a loan made to Borrower under this Agreement, evidenced by the Note and secured by the other Loan Documents, and interest shall be computed thereon, as prescribed by this Agreement and the Note, from the date the Loan account is charged with the amount of the advance.

•          Inspections. Bank and its representatives shall have access to the Project at all reasonable times and upon reasonable notice and shall have the right to enter the Project and to conduct such inspections thereof as they shall deem reasonably necessary or desirable for the protection of Bank’s interests. Bank may retain any consultants deemed necessary or desirable by Bank, at Borrower’s expense, to make periodic inspections of the Project and to perform such services as may, from time to time, be required by Bank in connection with the Loan, this Agreement, the other Loan Documents or the Project, at no cost to Borrower, unless an Event of Default shall exist. Notwithstanding the foregoing to the contrary, Bank’s rights under this Section 3.2 shall be subject to the rights of tenants under leases of the Project and, in each instance, may be exercised by Bank not more than one (1) time in any twelve (12) month period, unless an Event of Default shall exist.

REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants to Bank and Bank that:

•          Borrower’s Formation and Powers. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Borrower has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to own and operate the Project and to execute, deliver and perform its obligations under this Agreement and the other Loan Documents; all consents necessary to authorize the execution, delivery and performance of this Agreement and the other Loan Documents have been duly adopted and are in full force and effect; and this Agreement and the other Loan Documents have been duly executed and delivered by Borrower, and constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms.

•          Authority. The execution, delivery and performance by Borrower of this Agreement and other Loan Documents to which Borrower is a party have been duly authorized by all necessary action and do not and will not (i) violate any provision of any laws, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or of Borrower’s Organizational Documents, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected, or (iii) will not result in or require the creation or imposition of any Security Interest in any of its properties pursuant to the provisions of any agreement or other document binding upon or applicable to Borrower or any of its properties, except pursuant to the Loan Documents.

•          No Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Borrower of this Agreement, the Note, or any other Loan Documents to which Borrower is a party.

•          Legal and Valid Obligations. This Agreement, the Note, the Indemnity, the Good Faith Indemnity, the Cash Pledge and the other Loan Documents to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies.

•          Litigation. Except as to matters covered by insurance or other matters disclosed in writing to Bank from time to time by Borrower, there are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower) pending or, to the knowledge of Borrower, threatened against Borrower or affecting any of the Project or its other assets (if any), at law or in equity or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which contests the validity or enforceability of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or as a result of which Borrower may become subject to any judgment or liability which if determined adversely to Borrower, would constitute a Material Adverse Occurrence as to Borrower. Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

•          Title to Land. Borrower is the owner, in fee simple, of the Land, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except Permitted Encumbrances. Upon delivery of the Existing Note Allonge and the Existing Mortgage Assignment, Bank shall be the owner and holder of the Existing Mortgage and, upon due recording of the Existing Mortgage Assignment and the Mortgage in the Land Records, Bank shall be the owner and holder of a first-priority mortgage of the Project, subject only to the Permitted Encumbrances. The legal description of the Land set forth on Exhibit A and as contained in the Mortgage is one and the same as the Land shown on the Existing Survey

•          Payment of Taxes. There have been filed all federal, state and local tax returns with respect to Borrower and its direct and indirect business operations which are required to be filed. Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due. Borrower knows of no proposed material tax assessment against Borrower, and Borrower is not obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of taxes owed by any other person or entity. All material tax liabilities are adequately provided for or reserved against on the books of Borrower.

•          Federal Reserve Regulations. No portion of the Loan hereunder will be used to purchase or carry any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. No portion of the Loan hereunder will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of said Board of Governors.

•          Investment Company Act. Borrower is not an “investment company,” or an “affiliated person” of, or a “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loan, the application of the proceeds and repayment thereof by Borrower and the performance of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

•          Unregistered Securities. Borrower has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Occurrence as to Borrower.

•          Accuracy of Information. All factual information heretofore or herewith furnished by or on behalf of Borrower to Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date.

•	Compliance. Borrower:

(i)        is in compliance and conformity with all Governmental Requirements the violation of which, individually or in the aggregate, would constitute a Material Adverse Occurrence as to Borrower; and

(ii)       has not received and do not anticipate the receipt of any order or notice of any violation or claim of violation of any Governmental Requirement which would constitute a Material Adverse Occurrence as to Borrower.

•	Anti-Terrorism Regulations.

(a)       General. None of Borrower, Indemnitor or any Affiliate thereof is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)       Executive Order No. 13224. None of the Loan Parties, or any Affiliate of any Loan Party, or their respective agents acting or benefiting in any capacity in connection with the Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)        a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)       a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)      a Person or entity with which Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)      a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224;

(v)       a Person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(vi)      a person or entity who is affiliated or associated with a person or entity listed above.

(c)       None of Borrower, Indemnitor or any Affiliate thereof, nor any of their agents acting in any capacity in connection with the Loan or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(d)       Neither Borrower nor any Affiliate thereof, nor any person owning a direct interest therein, are a “Special Designated National” or “Blocked Person” as those terms are defined in the office of Foreign Asset Control Regulations (31 C.F.R. § 500 et. seq.)

•           Subsidiaries. Borrower has no Subsidiaries.

•          Rent Roll. The rent roll attached hereto as Exhibit C is true and correct in all material respects.

•          Ownership and Control of Borrower. As of the date of this Agreement, Borrower is wholly owned by Alexander’s, Inc., a Delaware corporation and a public company.

COVENANTS OF BORROWER

While this Agreement is in effect, and until Bank has been paid in full the principal of and interest on the Loan, Borrower agrees to comply with, observe and keep the following covenants and agreements:

•          Using Loan Proceeds. Borrower shall use the Loan proceeds to refinance the Existing Mortgage.

•          Keeping of Records. Borrower shall set up and maintain accurate and complete books, accounts and records pertaining to the Project in a manner reasonably acceptable to Bank. Borrower will permit representatives of Bank, at reasonable times and upon reasonable notice, to have access to and to inspect and copy such books, records and contracts of Borrower and to inspect the Project and to discuss Borrower’s affairs, finances and accounts with any of its principal officers, all at such times and as often as may reasonably be requested, at no cost to Borrower, unless an Event of Default shall exist. Any such inspection by Bank or its representatives shall be for the sole benefit and protection of Bank and Bank, and Bank shall have no obligation to disclose the results thereof to Borrower or to any third party. Notwithstanding the foregoing to the contrary, Bank shall not be entitled to exercise its rights under this Section 5.2 more than one (1) time in any twelve (12) month period, unless an Event of Default shall exist.

•          Maintaining Insurance Coverage. Borrower shall maintain insurance as provided in Section 1.11 of the Mortgage.

•          Transferring, Conveying or Encumbering the Project. Borrower shall not make, or permit to be made, any transfer, conveyance or encumbrance restricted under Section 1.15 of the Mortgage.

•          Reporting Requirements. Borrower shall furnish or, as appropriate, cause Indemnitor to furnish to Bank the following:

(a)       Borrowers’ Financial Statements. As soon as available and in any event within 120 days after the end of each calendar year, a balance sheet and related statements of income and cash flow of Borrower, as at the end of and for such Fiscal Year, prepared in accordance with the reconciliation of Bank (as applied consistently with the audited statements, if any, previously delivered to Bank), unqualifiedly certified by an officer of the Borrower. If requested by Bank following an Event of Default under this Agreement, such annual financial statements of Borrower shall be audited by an independent certified public accountant acceptable to Bank and prepared on a GAAP basis (or another accounting basis reasonably acceptable to Bank) consistently applied.

(b)       Litigation and Other Proceedings. Promptly in writing, notice of (i) all litigation against Borrower or Indemnitor in which the amount sought to be recovered exceeds $10,000,000, except in cases when the claim is covered by insurance and the insurance company has agreed to assume the defense of the claim and (ii) all proceedings before any governmental or regulatory agency affecting Borrower or Indemnitor which, if adversely determined, would constitute a Material Adverse Occurrence as to such party.

(c)       Reporting of Certain Additional Matters. Promptly after obtaining knowledge, Borrower shall notify Bank of each of these: (a) condition or event that has resulted in or may result in any Material Adverse Occurrence; (b) transfer of fee title to any material portion of the Project or any direct equity interest in Borrower, including a Permitted Transfer; or (c) insolvency, dissolution, liquidation, or other material adverse event affecting Borrower or Indemnitor.

•          Maintain Existence. Borrower shall preserve and maintain, and cause Indemnitor to preserve and maintain, its existence, rights and privileges in the jurisdiction of its organization and qualify and remain qualified in each jurisdiction in which such qualification is necessary in view of its business and operations.

•          Notice. Borrower shall give prompt written notice to Bank of any action or proceeding instituted by or against Borrower, in any federal or state court or before or by any commission or other regulatory body, federal, state or local, or any such proceedings threatened against Borrower which, if adversely determined, would be a Material Adverse Occurrence as to Borrower.

•          Merger and Consolidation. Borrower shall not merge or consolidate into any Person or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other Person, except that Borrower shall be permitted to consolidate or merge with an Affiliate provided Borrower takes such steps as Bank may reasonably require to ensure that Bank’s lien against the Project is not thereby impaired.

•          Patriot Act. Borrower, Indemnitor and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. Borrower shall deliver to Bank any certification or other evidence reasonably requested from time to time by Bank, confirming Borrower’s compliance with this Section.

DEFAULTS

•          Events of Default. Any of the following events shall constitute an Event of Default under this Agreement:

(a)       Borrower shall default in any payment of principal or interest due according to the terms hereof or of the Note, and such default shall remain uncured for a period of five (5) days after the payment became due; provided that so long as the Cash Collateral shall remain on deposit with Bank, no Event of Default shall be deemed to have occurred if Borrower cures such default within five (5) days after notice from Bank thereof;

(b)       Borrower shall default in the payment of fees or other amounts payable to Bank hereunder other than as set forth in subsection (a) above, and such default continues unremedied for a period of ten (10) days after notice from Bank to Borrower thereof;

(c)       Borrower shall default in the performance or observance of any agreement, covenant or condition required to be performed or observed by Borrower under the terms of this Agreement, other than a default described elsewhere in this Section 6.1, and such default continues unremedied for a period of thirty (30) days after notice from Bank to Borrower thereof, or if such default is not reasonably capable of cure within such 30 day period, then such cure period shall be extended for so long as Borrower is diligently pursuing such cure;

(d)       Any representation or warranty made by Borrower in this Agreement or by Borrower or Indemnitor in any of the other Loan Documents, or in any certificate or document furnished under the terms of this Agreement or in connection with the Loan, shall be untrue or incomplete in any material respect when made, if same would be a Material Adverse Occurrence;

(e)       Borrower shall be in default under any term, covenant or condition of any of the Note or of any of the other Loan Documents, other than a default described elsewhere in this Section 6.1, after the expiration of 30 days’ notice provided by Bank, or if such default is not reasonably capable of cure without such 30 day period, then such cure period shall be extended for so long as Borrower is diligently pursuing such cure;

(f)        Any of Borrower or Indemnitor shall commit an act of bankruptcy; or shall apply for, consent to or permit the appointment of a receiver, custodian, trustee or liquidator for it or any of its property or assets; or shall generally fail to, or admit in writing its inability to, pay its debts as they mature; or shall make a general assignment for the benefit of creditors or shall be adjudicated bankrupt or insolvent; or shall take other similar action for the benefit or protection of its creditors; or shall give notice to any governmental body of insolvency of pending insolvency or suspension of operations; or shall file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, rearrangement, dissolution, liquidation or other similar debtor relief law or statute; or shall file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or shall be dissolved, liquidated, terminated or merged; or shall effect a plan or other arrangement with creditors; or a trustee, receiver, liquidator or custodian shall be appointed for it or for any of its property or assets and shall not be discharged within sixty (60) days after the date of his appointment; or a petition in involuntary bankruptcy or similar proceedings is filed against it and is not dismissed within sixty (60) days after the date of its filing;

(g)       A default occurs in the performance of Borrower’s obligations in any of Section 5.4 (“Transferring, Conveying or Encumbering the Project”) hereof;

•          Rights and Remedies. Upon the occurrence of an Event of Default, unless such Event of Default is subsequently waived in writing by Bank, Bank may exercise any or all of the following rights and remedies, consecutively or simultaneously, and in any order:

(a)       declare the entire unpaid principal balance of the Note to be immediately due and payable, together with accrued and unpaid interest on the Loan, without notice to or demand on Borrower;

(b)       draw upon the Cash Collateral in accordance with the terms of the Pledge Agreement;

(c)       exercise any or all remedies specified herein and in the other Loan Documents, including (without limiting the generality of the foregoing) the right to foreclose the Mortgage, and/or any other remedies which it may have therefor at law, in equity or under statute; and/or

(d)       cure the Event of Default on behalf of Borrower, and, in doing so, enter upon the Project, and expend such sums as it may deem desirable, including reasonable attorneys’ fees, all of which shall be deemed to be advances hereunder, even though causing the Loan to exceed the face amount of the Note, shall bear interest at the Default Rate provided herein and shall be payable by Borrower on demand.

In addition to the other remedies set forth herein and in the other Loan Documents, Borrower hereby irrevocably authorizes each Bank, at any time while an Event of Default continues, to set off any sum due to or incurred by Bank against all deposits and credits of Borrower with, and any and all claims of Borrower against, such Bank (subject, however, to any limitations on the rights of Borrower with respect to any impounds). Such right shall exist whether or not Bank shall have made any demand hereunder or under any other Loan Document, whether or not said sums, or any part thereof, or deposits and credits held for the account of Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to Bank. Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify Borrower of its exercise of such setoff right; provided, however, that the failure of Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on Bank to all rights of banker’s lien, setoff and counterclaim available pursuant to law.

INTEREST, FEES AND EXPENSES

•          Authorization to Make Loan Advances to Cure Borrower’s Defaults. If an Event of Default shall occur, Bank may (but shall not be required to) perform any of such covenants and agreements with respect to which Borrower is in Default and of which Bank has notified Borrower. Any amounts expended by Bank in so doing and any amounts expended by Bank in connection therewith shall constitute a Loan and be added to the outstanding principal amount of the Loan, and the Bank shall make the applicable Loans to fund any such disbursements. The authorization hereby granted is irrevocable and no prior notice to or further direction or authorization from Borrower is necessary for Bank to make such disbursements.

DEPOSIT ACCOUNT

•          Interest Yield. If and when all or any portion of the Funds is in the Interest-bearing Investment Account, to the extent that for any period the calculation of interest earned based upon the Federal Funds Rate in calculating the Deposit Rate differs from the calculation of interest payable on the Loan based upon the Federal Funds Rate in calculating the Loan Rate, and such calculation results in the Bank netting more than seventy-five (75) basis points (.75%), Bank shall, from time to time, adjust the Loan Rate or the Deposit Rate, such that that the economic benefit to Bank is substantially the same as if such Funds were on deposit in the Noninterest-bearing Transaction Account, a seventy-five (75) basis points (.75%) net to the Bank.

•          Offset Against Mortgage Debt. If, (i) all or any portion of the Funds are not guaranteed, in full, by the FDIC, either due to either the expiration of the TAG Program, the election by US Bank, to the extent permitted by law, to opt-out of the TAG Program, the election by Borrower to transfer the Funds from the Noninterest-bearing Transaction Account to the Interest-bearing Investment Account pursuant to the Pledge Agreement, or otherwise and (ii) there is a failure of, liquidation of, or other closing or winding up of the affairs of, US Bank, resulting in the loss of some or all of the Funds, Borrower may, in any such instance, at its option, be entitled to assert an offset against the Mortgage debt, equal, dollar for dollar, to the amount of Funds in the Deposit Account, and Bank shall thereupon deliver such assignments or satisfactions and releases as Borrower may request in connection with the foregoing. Upon the effective exercise of any such offset as to all or any portion of any such lost Funds, Borrower shall be deemed to have waived and relinquished any further claim, right, entitlement or remedy with respect to such Funds.

MISCELLANEOUS

•          Waiver and Amendment. No failure on the part of Bank or the holder of the Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on either party hereunder not required hereunder or under the Note or any other Loan Document shall in any event entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Bank, the holder of the Note or Borrower to any other or further action in any circumstances without notice or demand.

No amendment, waiver or consent shall affect the rights or duties of Bank under this Agreement or any other Loan Document unless it is in writing and signed by Bank.

•	Expenses and Indemnities.

(a)       Loan Documents. Borrower shall also pay all reasonable costs and expenses of Bank and Borrower in connection with the Project, the preparation and review of the Loan Documents and the making, closing, amendment, and/or repayment of the Loan, including but not limited to the reasonable fees of Bank’s attorneys, the fees of Bank’s Consultants, disbursement expenses, and all other costs and expenses payable to third parties incurred by Bank or Borrower in connection with the Loan. Such costs and expenses shall be so paid by Borrower whether or not the Loan is fully advanced or disbursed. Borrower agrees to pay and reimburse Bank and each Bank upon demand for all reasonable expenses paid or incurred by Bank or such Bank (including reasonable fees and expenses of legal counsel) in connection with the collection and enforcement of the Loan Documents. Borrower agrees to pay, and save each Bank (including Bank) harmless from all liability for, any mortgage registration, mortgage recording, transfer, recording, stamp, like tax or other charge due to any governmental entity, which may be payable with respect to the execution or delivery of the Loan Documents.

(b)       General Indemnity. In consideration of the Loan, Borrower further agrees to indemnify and defend Bank and its directors, officers, agents and employees (the “Indemnified Parties”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, deficiencies, interest, judgments, costs or expenses incurred by them or any of them, including, but without limitation, amounts paid in settlement, court costs, and reasonable fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceeding, arising out of or by reason of any investigation, litigation or other proceeding brought or threatened, arising out of or by reason of their execution of any Loan Document and the transaction contemplated thereby, including, but not limited to, any use effected or proposed to be effected by Borrower of the proceeds of the Loan, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the relevant Indemnified Party ore resulting from the matters set forth in Section 8.2 hereof. Any Indemnified Party seeking indemnification under this Section will notify Borrower of any event requiring indemnification within thirty (30) Business Days following such Indemnified Party’s receipt of notice of commencement of any action or proceeding, or such Indemnified Party’s obtaining knowledge of the occurrence of any other event, giving rise to a claim for indemnification hereunder. Borrower will be entitled (but not obligated) to assume the defense or settlement of any such action or proceeding or to participate in any negotiations to settle or otherwise resolve any claim using counsel of its choice; provided that:

(i)        Borrower notifies such Indemnified Party in writing that Borrower will indemnify such Indemnified Party from and against the relevant claim;

(ii)       such counsel is reasonably satisfactory to such Indemnified Party;

(iii)      such claim involves only money damages and does not seek an injunction or other equitable relief;

(iv)      if such Indemnified Party is Bank, settlement of, or an adverse judgment with respect to, such claim is not, in the good faith judgment of such

Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of such Indemnified Party;

(v)       Borrower conducts the defense of such claim actively and diligently;

(vi)      no conflict of interest has arisen which would prevent counsel for Borrower from also representing such Indemnified Party because the defendants in any action include both such Indemnified Party and Borrower; and

(vii)     Borrower will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of such Indemnified Party (not to be withheld unreasonably).

So long as Borrower has assumed the defense of such claim and is conducting such defense in accordance with the foregoing, such Indemnified Party: (x) may retain separate co-counsel at its sole cost and expense and participate in the defense of such claim; (y) will not consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of Borrower with respect to such claim (not to be withheld unreasonably).

If Borrower fails to assume such defense or, after doing so, Borrower fails to satisfy any of the above conditions to Borrower’s defense, such Indemnified Party (and its counsel) may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem appropriate (and such Indemnified Party need not consult with, or obtain any consent from, any Borrower in connection therewith) and Borrower will reimburse such Indemnified Party promptly and periodically for the costs of defending against such claim (including reasonable attorneys’ fees and expenses) and Borrower will remain responsible for any loss which such Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by such claim to the fullest extent provided for and required by this Agreement.

•          Binding Effect; Waivers; Cumulative Rights and Remedies. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, legal representatives, successors and assigns. No delay on the part of Bank in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder constitute such a waiver or exhaust the same, all of which shall be continuing. The rights and remedies of Bank specified in this Agreement shall be in addition to, and not exclusive of, any other rights and remedies which Bank would otherwise have at law, in equity or by statute, and all such rights and remedies, together with Bank’s rights and remedies under the other Loan Documents, are cumulative and may be exercised individually, concurrently, successively and in any order.

•          Incorporation By Reference. Borrower agrees that until this Agreement is terminated by the repayment to Bank of all principal and interest due and owing on the Note and other sums due and owing pursuant to the other Loan Documents, the Note and the other Loan Documents shall be made subject to all the terms, covenants, conditions, obligations, stipulations and agreements contained in this Agreement to the same extent and effect as if fully set forth in and made a part of the Note and the other Loan Documents. In the event of a conflict between any of the Loan Documents and the provisions of this Agreement, this Agreement shall be controlling.

•          Survival. All agreements, representations and warranties made in this Agreement shall survive the execution of this Agreement (but in the case of representations and warranties, shall survive as of the date made), the making of the Loan by Bank, and the execution of the other Loan Documents, and shall continue until Bank receive payment in full of all Indebtedness of Borrower incurred under this Agreement and under the other Loan Documents.

•          Governing Law; Waiver of Jury Trial; Jurisdiction. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.

BORROWER AND BANK EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE LOAN AND/OR THE LOAN DOCUMENTS. AT THE OPTION OF BANK, THIS AGREEMENT, THE Note AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE PROJECT LIES; BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, BANK OR BANKS AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

•          Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single Agreement.

•          Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent delivered by (a) registered or certified mail, postage prepaid, return receipt requested, (b) Federal Express, Airborne or another reputable overnight courier, or (c) delivered by hand by commercial courier service, addressed to the party to be so notified at its address set forth opposite its signature, below, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 9.7. Any

Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, unless not actually received then (b) on the date of delivery by hand (or refusal to accept such delivery) if delivered during business hours on a Business Day (otherwise on the next Business Day), and/or (c) on the next Business Day if sent by an overnight commercial courier. Notices shall be deemed effective if delivered by counsel to either party, as if given directly by such party.

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days prior written notice of such change to the other parties in accordance with the provisions of this Section 9.8. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

•          No Third Party Reliance. No third party shall be entitled to rely upon this Agreement or to have any of the benefits of Bank’s interest hereunder, unless such third party is an express assignee of all or a portion of Bank’s interest hereunder.

•          Time of the Essence. Time is of the essence hereof with respect to the dates, terms and conditions of this Agreement, subject, however, to the notice, grace and/or cure periods set forth herein.

•          No Oral Modifications. No modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

•          Captions. The headings or captions of the Articles and Sections set forth herein are for convenience only, are not a part of this Agreement and are not to be considered in interpreting this Agreement.

•          Borrower-Bank Relationship. The relationship between Borrower and Bank created hereby and by the other Loan Documents shall be that of a borrower and a Bank only, and in no event shall Bank and Bank be deemed to be a partner of, or a joint venturer with, Borrower.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BORROWER:	ALEXANDER’S REGO SHOPPING CENTER, INC.
Address: c/o Vornado Realty Trust 210 Route 4 East Paramus, New Jersey 07652 Attn: Chief Financial Officer	By:________________________________ Name: Title:

With a copy to,
c/o Vornado Realty Trust

888 Seventh Avenue

New York, New York 10019

Attn: Exec. VP, Capital Markets

With a copy to the same address,
Attn: Exec. VP, Retail

With a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166-4193

Attn: Patricia M. Dineen, Esq.

[Signature page to Loan Agreement]

BANK AND A BANK:	U.S. BANK NATIONAL ASSOCIATION a national banking association
Address: U.S. Bank National Association One Post Office Square, 29th Floor Boston, Massachusetts 02109 Attention: Real Estate Banking Division	By: __________________________ David Heller, Vice President
With a copy to: U.S. Bank National Association 1650 Tysons Boulevard, Suite 1580 McLean, Virginia 22102 Attention: Real Estate Banking Division

With a copy to: Halloran & Sage LLP One Goodwin Square 225 Asylum Street Hartford, Connecticut 06103 Attention: James P. Maher, Esq.

[Signature page to Loan Agreement]

EXHIBIT A

Legal Description

Permitted Encumbrances

1.	Survey made by Gerald T. O’Buckley dated April 20, 1999 shows premises improved by a 2 story and basement brick store with 2 story and basement brick addition and masonry garage and the following:

a.	Projections on 62nd Drive: lights up to 2.2 feet and stand pipe up to 0.4 feet.

b.	Projections on 97th Street: signs up to 1.5 feet; lights up to 0.3 feet; stand pipe up to 0.4 feet.

c.	Projections on 63rd Road: lights up to 1.0 foot and signs up to 1.0 foot.

d.	Projections on Junction Boulevard: lights up to 1.0 foot; copings up to 0.75 feet; signs up to 1.0 foot and stand pipes up to 0.4 feet.

Subject to any changes that would be shown on an accurate survey made since April 20, 1999.

2.	Covenants and Restrictions recorded in Liber 2690 Page 430.

3.	Covenants and Restrictions recorded in Liber 2664 Page 420.

4.	Covenants and Restrictions recorded in Liber 2689 Page 115.

5.	Covenants and Restrictions recorded in Liber 2666 Page 180.

6.	Covenants and Restrictions recorded in Liber 2686 Page 284,

7.	Covenants and Restrictions recorded in Liber 2664 Page 432.

8.	Covenants and Restrictions recorded in Liber 2664 Page 441.

9.	Covenants and Restrictions recorded in Liber 2664 Page 442.

10.	Covenants and Restrictions recorded in Liber 2664 Page 455.

11.	Covenants and Restrictions recorded in Liber 2664 Page 457.

12.	Covenants and Restrictions recorded in Liber 2664 Page 467.

13.	Covenants and Restrictions recorded in Liber 2664 Page 468.

14.	Covenants and Restrictions recorded in Liber 2666 Page 195.

15.	Covenants and Restrictions recorded in Liber 2668 Page 419.

16.	Covenants and Restrictions recorded in Liber 2668 Page 422.

17.	Covenants and Restrictions recorded in Liber 2668 Page 425.

18.	Covenants and Restrictions recorded in Liber 2825 Page 5.

19.	Declaration recorded in Liber 3624 Page 89.

20.       Consent and Authorization for the Construction, Maintenance and Operation of a Subway Staircase set forth in Liber 3448 Page 454.

21.	Easement to the BROOKLYN UNION GAS COMPANY recorded in Liber 6805 Page 1. (Affects the roadbed of 62nd Drive on the south side between Junction Boulevard and 99th Street).

22.	Water Main Easement to the CITY OF NEW YORK recorded in Liber 7442 Page 456. (Affects 97th Street which includes the easterly 10 feet of Parcel).

23.	Water Main Easement to the CITY OF NEW YORK recorded in Liber 7442 Page 460. (Affects 62nd Drive)

24.	Terms, Covenants and Conditions of the Indenture recorded in Liber 6297 Page 149, as amended by Liber 6297 Page 159 and by Liber 6800 Page 84. Pertain to the Elimination of Streets.

25.	Declaration of Restrictions recorded in Liber 6696 Page 40, as amended by Agreement recorded in Liber 7744 Page 339.

26.	Agreement for Sewage Pumping Station recorded in Liber 6696 Page 45.

27.	Terms, Covenants and Conditions of the Declaration of Covenants and Restrictions recorded in Reel 926 Page 1291, as amended by Agreement in Reel 2341 Page 1794.

28.	Terms, Covenants and Conditions of the Easement Agreement recorded in Reel 926 Page 1282.

29.	Terms, Covenants and Conditions of the Agreement recorded in Reel 932 Page 207.

30.	Terms, Covenants and Conditions of the Subway Entrance Agreement in Reel 2342 Page 2288.

31.	Easement for Parking (Block 2080, Lot 1) to ALEXANDER’S INC., dated 3/29/1995, recorded 3/30/1995 in Reel 4097 Page 818.

32.	Waiver of Legal Grade in Reel 4165 Page 2009.

33.

Terms, Covenants, Conditions and Provisions of the Lease dated 3/1/1995 between ALEXANDER’S, INC. (landlord) and MARSHALLS OF RICHFIELD, MN, INC., (tenant), a Memorandum of Lease having been recorded in Reel 4110 Page 751.

With Regard Thereto:

Subordination, Non-disturbance and Attornment Agreement made by and between UNION BANK OF SWITZERLAND (New York Branch), ALEXANDER’S INC. and MARSHALLS OF RICHFIELD, MN., INC. dated 3/29/95, recorded 12/2/96 in Reel 4474 Page 1385.

34.

Terms, Covenants, Conditions and Provisions of the Lease dated 12/1/1992 between ALEXANDER’S INC., landlord and the CALDOR CORPORATION, tenant, a Notice of Lease having been recorded on 12/9/1992 in Reel 3458 Page 680.

35.

Terms, Covenants, Conditions and Provisions of a Subordination, Non-Disturbance and Attornment Agreement between the CALDOR CORPORATION and UNION BANK OF SWITZERLAND (New York Branch) as agent, dated March 29, 1995 and recorded March 30, 1995 in Reel 4097 Page 866.

36.	Terms, Covenants, Conditions and Agreement of Lease from ALEXANDER’S, INC. (landlord) and SEARS ROEBUCK AND CO. (tenant) dated March 14, 1994 and recorded April 29, 1994 in Reel 3860 Page 638.

37.

Terms, Covenants, Conditions and Provisions of a Subordination, Non-Disturbance and Attornment Agreement between SEARS ROEBUCK AND CO. and UNION BANK OF SWITZERLAND (New York Branch) as Agent dated March 29, 1995 and recorded March 30, 1995 in Reel 4097 Page 880, as assigned to THE CHASE MANHATTAN BANK by Reel 5263 Page 2297

38.

Terms, Covenants, Conditions and Provisions of a Subordination, Non-Disturbance and Attornment Agreement between MARSHALLS OF RICHFIELD, MN, INC. and UNION BANK OF SWITZERLAND (New York Branch) as Agent dated March 23, 1995 and recorded March 30, 1995 in Reel 4097 Page 891, as assigned to THE CHASE MANHATTAN BANK by Reel 5263 Page 2292.

39.	Terms, Covenants, Conditions and Provisions of a Subordination Agreement dated March 25, 1995, recorded March 30, 1995 in Reel 4097 Page 848.

40.	Final Certificate of Eligibility recorded 12/11/02 in Reel 6687 Page 1660.

41.	Tax Lien Certificate recorded in Reel 4359 Page 546, as assigned to THE CITY OF NEW YORK by Tax Lien Assignment dated 12/27/96, recorded 1/3/97 in Reel 4497 Page 420.

42.	On 5/21/96, the CITY OF NEW YORK DEPARTMENT OF FINANCE conducted a Tax

Lien Sale. All Charges identified as Paid through Tax Lien Sale continue to be liens subject to the Lien Sale Provisions.

43.

Terms, Provisions, Covenants and Agreements as contained in the Lease made by and between ALEXANDER’S OF REGO PARK, INC. and BED BATH & BEYOND, INC., a Memorandum of which is dated 12/12/96, recorded 9/29/98 in Reel 4986 Page 1951.

With Regard Thereto;

a)

Subordination, Attornment and Non-Disturbance Agreement made by and between UNION BANK OF SWITZERLAND, ALEXANDER’S OF REGO PARK, INC. and BED BATH & BEYOND, INC. dated 12/12/96, recorded 9/29/98 in Reel 4986 Page 1957, as assigned to THE CHASE MANHATTAN BANK by assignment dated 5/12/99, recorded 6/7/99 in Reel 5263 Page 2287.

44.       Terms, Provisions, Covenants and Agreements as contained in the unrecorded Lease made by and between ALEXANDER’S OF REGO PARK, INC. and THE GAP, INC. dated 3/1/97.

With Regard Thereto:

a)	Agreement made by and between THE CHASE MANHATTAN BANK, ALEXANDER’S OF REGO PARK, INC. and THE GAP, INC. dated 5/12/99, recorded 6/7/99 in Reel 5263 Page 2425.

b)

Subordination, Attornment and Non-Disturbance Agreement made by and between UNION BANK OF SWITZERLAND, ALEXANDER’S OF REGO PARK, INC. and THE GAP, INC. dated 3/1/97, recorded 6/12/97 in Reel 4606 Page 1356.

45.

Terms, Provisions, Covenants and Agreements as contained in the Lease made by and between ALEXANDER’S OF REGO PARK, INC. and CIRCUIT CITY STORES, INC., a Memorandum of which is dated 12/12/96, recorded 9/29/98 in Reel 4986 Page 1990.

With Regard Thereto:

a)

Subordination, Attornment and Non-Disturbance Agreement made by and between UNION BANK OF SWITZERLAND, ALEXANDER’S OF REGO PARK, INC. and CIRCUIT CITY STORES, INC. dated 12/12/96, recorded 4/16/99 in Reel 5194 Page 834, as assigned to THE CHASE MANHATTAN BANK by assignment dated 5/12/99, recorded 6/7/99 in Reel 5263 Page 2282.

46.       Easement Agreement made between ALEXANDER’S OF REGO PARK II, INC. and ALEXANDER’S REGO SHOPPING CENTER INC. dated 1/6/06, recorded 2/8/06 in CRFN 2006000077479.

With Regard Thereto:

a)	Amended and Restated Easement Agreement made between ALEXANDER’S OF REGO PARK II, INC. and ALEXANDER’S REGO SHOPPING CENTER INC. dated 12/21/07, recorded 2/14/08 in CRFN 2008000062504.

47.	10 foot Easement along the easterly portion of described premises as shown on Tax Map.

48.	Judgment*:

Debtor:	ALEXANDERS REGO SHOPPING CT
9605 QUEENS BLVD, REGO PARK 11374 0113
Creditor:	CRIMINAL COURT OF THE CITY OF NEW YORK
125-01 QUEENS BLVD, QUEENS, 11415

Amount:	$500.00
Docketed:	9/10/04
Perfected:	9/9/04
Attorney:	DISTRICT ATTORNEY OF QUEENS COUNTY
125-01 QUEENS BLVD, QUEENS 11415

49.	Environmental Control Board Lien filed as of 1/31/09*:

ALEXANDER REGO PARK CENTER INC

96-05 QUEENS BOULEVARD, QUEENS, NY 11374

Violation #:038160749L - Docket Date: 1/09 - Amount: $350.00

50.	Any water meter and sewer rent charges.

*Alexander’s Rego Shopping Center, Inc. agrees that it will address these matters in the ordinary course.

EXHIBIT B

Schedule of Mortgages and Assignments

1.

Building Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995 in the principal amount of $38,739,611.00 by Alexander’s, Inc., a Delaware Corporation to Union Bank of Switzerland, recorded on March 30, 1995 in Reel 4097, Page 746 in the Office of the City Register of the City of New York, Queens County. CERTIFIED COPY

Assignment of Mortgage dated May 12, 1999 by UBS AG, Stamford Branch (successor to Union Bank of Switzerland) to The Chase Manhattan Bank, a New York banking corporation, recorded on June 7, 1999 in Reel 5263, Page 2270 in the Office of the City Register of the City of New York, Queens County.

2.

Project Loan Mortgage, Assignment of Leases and Rents and Security Agreement dated March 29, 1995 in the principal amount of $46,260,389.00 by Alexander’s, Inc., a Delaware Corporation to Union Bank of Switzerland, recorded on March 30, 1995 in Reel 4097, Page 780 in the Office of the City Register of the City of New York, Queens County. CERTIFIED COPY

Assignment, Assumption and Modification Agreement dated April 19, 1995 among Alexander’s, Inc., a Delaware corporation, Alexander’s of Rego Park, Inc., a Delaware corporation and Union Bank of Switzerland, recorded on April 20, 1995 in Reel 4110, Page 739 in the Office of the City Register of the City of New York, Queens County. CERTIFIED COPY

Assignment of Mortgage dated May 12, 1999 by UBS AG, Stamford Branch (successor to Union Bank of Switzerland) to The Chase Manhattan Bank, a New York banking corporation, recorded on June 7, 1999 in Reel 5263, Page 2276 in the Office of the City Register of the City of New York, Queens County.

Amended, Restated and Consolidated Mortgage and Security Agreement dated May 12, 1999 by and between Alexander’s Rego Shopping Center, Inc., a Delaware corporation and The Chase Manhattan Bank, a New York banking corporation, recorded on June 7, 1999 in Reel 5263, Page 2302 in the Office of the City Register of the City of New York, Queens County. Consolidates Mortgages 1 and 2 to form a single lien in the amount of $82,000,000.00.

Assignment of Mortgages dated October 10, 2000 by The Chase Manhattan Bank, a New York banking corporation to State Street Bank and Trust Company, as Trustee for the Registered Holders of Chase Manhattan Bank-First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass Though Certificates Series, 1999-1, recorded November 22, 2000 in Reel 5727, Page 0118 in the Office of the City Register of the City of New York, Queens County.

EXHIBIT C

Rent Roll

EXHIBIT D

Account Numbers

Account Type	Account Name	Account Number
Non-Interest Bearing Transaction Account	Alexander’s Rego Shopping Center Inc.	1-047-9040-8389

Borrower agrees that, in the event the Account Number shall change or Bank shall need to establish an additional account, Bank shall be entitled to amend this Exhibit D upon written notice to Borrower, and any such amended Exhibit D shall be deemed to be a part of this Agreement.